Exhibit 23


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121367, 333-100694, 333-70386, 333-51020, 333-50892, 333-94727, 333-07421
and 33-60151 of John H. Harland Company on Form S-8 of our reports dated March 10, 2005, relating to the financial statements and financial statement schedule of John H. Harland Company and management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
March 10, 2005